SELECTED FINANCIAL DATA
The following table sets forth certain selected financial data as of and for each of the three years in the period ended December 31, 2014, which is derived from the combined financial results of our Predecessor for periods presented through May 13, 2014, and the consolidated financial results of PBFX for the period beginning May 14, 2014, the date PBFX commenced operations. Our Predecessor includes the financial results of the initial assets acquired from PBF Energy and its subsidiaries during the Offering through May 14, 2014. In addition, all financial information has been retrospectively adjusted for subsequent transactions as noted below.
PBFX acquired from PBF LLC the DCR West Rack and the Toledo Storage Facility in 2014 and the Delaware City Products Pipeline and Truck Rack in 2015. Both the 2014 and 2015 acquisitions were transfers between entities under common control. Accordingly, the financial information of our Predecessor and PBFX contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the Acquisitions from PBF prior to the effective date of each acquisition for all periods presented. Net loss attributable to the DCR West Rack, Toledo Storage Facility and Delaware City Products Pipeline and Truck Rack prior to their respective effective dates were allocated entirely to PBF GP as if only PBF GP had rights to that net income (loss), therefore there is no retrospective adjustment to net income per unit.
With the exception of pipeline revenue generated by the Delaware City Products Pipeline, our Predecessor generally recognized only the costs and did not record revenue for transactions with PBF Energy prior to the Offering and Acquisitions from PBF. Affiliate revenues have been recorded for all of our assets subsequent to the commencement of the commercial agreements with PBF Energy upon completion of the Offering and Acquisitions from PBF. As a result, the information included in the following tables is not necessarily comparable on a year-over-year basis. See “Factors Affecting the Comparability of Our Financial Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further information and our consolidated financial statements and the related notes thereto.

	Year Ended December 31,
	2014 (a)	2013	2012
		Predecessor	Predecessor
	(Dollars in thousands, except units and per unit amounts)
Statement of operations data:
Total Revenues (b)	$59,403	$8,513	$7,300
Net Income (Loss)	17,842	(14,402)	(6,415)
Loss attributable to Predecessor	(12,122)	(14,402)	(6,415)
Limited partners' interest in net income attributable to the Partnership	$29,964	$—	$—

Net income per limited partner unit (c):
Common units - basic	$0.94	N/A	N/A
Common units - diluted	$0.94	N/A	N/A
Subordinated units - basic and diluted	$0.93	N/A	N/A

Weighted-average limited partner units outstanding (c):
Common units - public (basic)	15,812,500	N/A	N/A
Common units - public (diluted)	15,814,525	N/A	N/A
Common units - PBF (basic and diluted)	355,302	N/A	N/A
Subordinated units - PBF (basic and diluted)	15,886,553	N/A	N/A
Cash distribution per unit	$0.79	N/A	N/A

Balance Sheet Data (at period end):
Total assets	$410,141	$102,030	$61,651
Debt	510,000	—	—

Cash Flows From (Used In):
Operating activities	$12,887	$(10,697)	$(4,396)
Investing activities	(282,734)	(47,192)	(24,712)
Financing activities	283,937	57,940	29,117
Increase in cash and cash equivalents	$14,090	$51	$9

Capital expenditures (d):
Expansion	$43,520	$45,288	$23,118
Maintenance	4,285	1,904	1,594
Total Capital Expenditures	$47,805	$47,192	$24,712
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(a)
The information presented includes the results of operations of our Predecessor for periods presented through May 13, 2014 and of PBFX and the Acquisitions from PBF prior to the effective date of each acquisition for the period beginning May 14, 2014 .

(b)
Our Predecessor did not record revenue for transactions with PBF Energy for the IPO assets prior to the Offering on May 14, 2014 or for the DCR West Rack, Toledo Storage Facility or Delaware City Truck Rack acquired in the Acquisitions from PBF prior to the effective date of each acquisition.

(c)	Information is not applicable for the periods prior to the Offering.

(d)	Maintenance capital expenditures include expenditures required to maintain equipment, ensure the reliability, integrity and safety of our tankage and pipelines and address environmental regulations.